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                                                                    Exhibit 23.2

                       Consent of Independent Accountants

     We hereby consent to the use of our report dated March 4, 2003 with respect to the combined financial statements and supplementary information of Administrative Systems, Inc. and The Balanced Program, Inc. as of and for the year ended December 31, 2002 included in the Registration Statement on Form S-1 and related Prospectus of National Financial Partners Corp. for the registration of shares of its common stock. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/ Abramson Pendergast & Company
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Bellevue, Washington
August 21, 2003